UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of principal executive offices, including Zip Code)

(415) 835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange
JMP Group Inc. 7.25% Senior Notes due 2027	JMPNL	The Nasdaq Global Market
JMP Group LLC 6.875% Senior Notes due 2029	JMPNZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

On December 31, 2020, JMP Holding LLC (the “Borrower”), a wholly owned subsidiary of JMP Group LLC (the “Company”), entered into an Amendment Number Eight (the “Eighth Amendment”) to that certain Second Amended and Restated Credit Agreement dated April 30, 2014 among the Borrower, the lenders from time to time party thereto (the “Lenders”) and City National Bank, a national banking association (“CNB”), as administrative agent for the Lenders (as amended, the “Credit Agreement”). Capitalized terms used below have the meanings set forth in the Credit Facility.

The Eighth Amendment extended the outside maturity date of the Revolving Loan under the Credit Facility from December 31, 2020 to December 31, 2022 and removed the mechanism whereby the Revolving Loan would convert into a term loan for 12 months after the revolving period ends.

The Eighth Amendment removed the Senior Leverage Ratio financial covenant and reduced the Minimum Net Asset Value to Value to Total Funded Debt covenant from 1.35:1.00 to 1.00:1.00.

The Eighth Amendment introduced a definition of “Borrowing Base”, which is a sum of certain assets of the Loan Parties, and added a provision that caps the total amount that can be borrowed under the Revolving Loan to the amount of the Borrowing Base if the Borrowing Base is lower than the Maximum Revolver Amount of $25 million. As of December 31, 2020, the Borrowing Base exceeds $25 million

The Eighth Amendment also added an Interest Coverage Ratio test which goes into effect if the amount borrowed under the Credit Facility exceeds 80% of the Maximum Revolver Amount of $25 million or 80% of the Borrowing Base, whichever is lower (a period when such a condition is met is referred to as a Covenant Testing Period). The Interest Coverage Ratio would test the ratio of EBITDA to Interest Expense for a trailing twelve month period and requires an Interest Coverage Ratio of 1.00 to 1.00 for any Covenant Testing Period that commences or is continuing during the period from December 31, 2020 to and including March 30, 2021, and an Interest Coverage Ratio of 1.25 to 1.00 during any Covenant Testing Period that commences or is continuing on March 31, 2021 or thereafter. As of December 31, 2020, the Interest Coverage Ratio is not in effect.

The descriptions of the Eighth Amendment contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreement, attached hereto as an exhibit and incorporated into this Current Report on Form 8-K by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.38

Amendment Number Eight to Second Amended and Restated Credit Agreement dated as of December 31, 2020, by and between JMP Holding LLC, as Borrower, the lenders party thereto and City National Bank, a national banking association, as the administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: January 4, 2021	By:	/s/ Walter Conroy
Walter Conroy
Chief Legal Officer and Secretary